Exhibit 99.1

Rezolute Announces $30 Million Debt Financing Agreement with

SLR Capital Partners

REDWOOD CITY, Calif., April 19, 2021 (GLOBE NEWSWIRE) -- Rezolute, Inc. (“Rezolute” or “the Company”) (Nasdaq: RZLT), a clinical stage biopharmaceutical company dedicated to advancing targeted therapies for rare and metabolic diseases with serious unmet needs, today announced that it has entered into a $30 million debt financing agreement with investment affiliates managed by SLR Capital Partners (“SLR”). Fifteen million of the $30 million loan was funded upon closing with an interest only period of 24 months. The remaining fifteen million may be funded upon Rezolute achieving certain predetermined milestones and conditions.

“The access to capital provided by this facility gives Rezolute non-dilutive operational flexibility as we continue advancing our pipeline. Thanks to Armentum Partners in their brokering of this competitive deal for Rezolute” said Nevan Elam, Rezolute’s Chief Executive Officer.

Further information with respect to the debt financing agreement with SLR will be contained in a Current Report to be filed on Form 8-K by Rezolute with the Securities and Exchange Commission.

About Rezolute, Inc.

Rezolute is advancing targeted therapies for rare, metabolic, and life-threatening diseases. Its lead product candidate, RZ358, is in Phase 2b development as a potential treatment for congenital hyperinsulinism (HI), a rare pediatric endocrine disorder. Its pipeline also includes RZ402, an orally available plasma kallikrein inhibitor in Phase 1 development as a potential treatment for diabetic macular edema. For more information, visit www.rezolutebio.com or follow us on Twitter.

About SLR Capital Partners

SLR Capital Partners, LLC (“SLR Capital Partners”) is an SEC-registered investment adviser that primarily invests directly in leveraged, U.S. middle market companies in the form of cash flow and asset-based senior secured investments. SLR Capital Partners manages over $7.5 billion of investable capital, including serving as the investment adviser to two publicly-traded business development companies, SLR Investment Corp. and SLR Senior Investment Corp. The SLR Capital Partners’ life science finance business provides financing solutions for later-stage bio-pharma, medical device, diagnostics, healthcare IT and healthcare services companies, both venture-backed private and public, and from pre-revenue clinical to early commercial stage. For more information, please visit https://www.slrcapitalpartners.com/Financial-Solutions/Life-Science-Finance

Forward-Looking Statements

This release, like many written and oral communications presented by Rezolute, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Rezolute undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Media Contact

media-relations@rezolutebio.com

Investor Contact

investor-relations@rezolutebio.com